Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

as  Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Portal Software, Inc. (the “Company”) on Form 10-K for the period ended January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John E. Little, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 30, 2003

/s/ JOHN E. LITTLE

By: John E. Little

Chief Executive Officer

In connection with the Annual Report of Portal Software, Inc. (the “Company”) on Form 10-K for the period ended January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard A. Bain III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 30, 2003

/s/ HOWARD A. BAIN III

By: Howard A. Bain III

Chief Financial Officer